Appendix H

                             EMPLOYMENT AGREEMENT
                             --------------------


      THIS AGREEMENT is made as of June 1, 1997, by and between APPROVED FINANCIAL CORPORATION ("Employer") and its successors and assigns, and Eric S. Yeakel ("Employee"), who, in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties have agreed as follows:

1. Definitions. Whenever the following words or phrases are used in the Agreement, they shall have the meanings given in this Section, unless otherwise indicated.

      (a) "Affiliate" means any Person owned by (greater than 10%), owning (greater than 10%), under common ownership with, controlling, controlled by, or under common control with, another Person, which includes subsidiary and parent organizations.

      (b) "Compete" shall mean in any way being in, contest with or rivalry with Employer, including directly or indirectly working with, being employed by, or having any interest or involvement in any other Person which is involved in selling, marketing or otherwise providing any of the services or products which are provided or performed as part of the Primary Business Operation of Employer during Employee's employment with Employer.

      (c) "Customer" shall mean individual borrowers, mortgage brokers or other sources of referrals of business to Employer.

      (d) "Non-Conforming Loans" means all residential real property loans, regardless of lien position, that do not conform to all applicable Federal National Mortgage Association guidelines.

      (e)   "Primary  Business   Operation"  shall  mean  wholesale  and  retail
            origination and sale of Non-Conforming Loans.

      (f)   "Person" shall include both natural persons and entities.

      (g) "Territory" shall mean the area encompassed in a 35 mile radius around any office of Employer or its Affiliates which are in the same Primary Business Operation

2. Employment. Employer employs Employee for the position of Chief Financial Officer. Employee agrees to perform the duties assigned to Employee, and to comply with the general supervision and policies of Employer and the orders, advice and direction of the Chief Executive Officer of Employer.

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

3. DUTIES. Employee shall perform the duties customarily performed by one holding Employee's position in similar businesses, and such duties as may be assigned by this Agreement as specified in Schedule A attached to and incorporated herein, and such other duties as may be assigned from time to time by Employer. Employee shall make available to Employer all information of which Employee shall have any knowledge, and shall make all suggestions and recommendations that will be of benefit to Employer.

4.    BEST  EFFORTS  OF  EMPLOYEE.   Employee  will  at  all  times  faithfully,
      industriously, and to the best of Employee's ability, perform all of Employee's duties, to the satisfaction of Employer.

5. TERM AND RENEWAL. This Agreement is for an initial term of one (1) year, renewable thereafter on a year to year basis. Either party must give ninety (90) days written notice if the contract is not going to be renewed. Upon failure to give such notice, this Agreement will automatically renew for a period of twelve (12) months on the same terms. This notice requirement shall continue for all subsequent renewal periods.

6.    COMPENSATION:

      (a) Employer shall pay Employee in full payment for Employee's services, compensation in accordance with the Compensation Schedule attached to this Agreement as Schedule B and incorporated as part of this Agreement, which shall remain in effect until supplemented or replaced by a new Agreement between Employer and Employee.

      (b) It is mutually agreed that the Employer shall pay to Employee one year's annual base compensation as provided in Schedule B of this Agreement in the event that following a change of control (more than 50% of the voting stock) of Employer the present President and Chief Executive Officer of the Employer, Allen D. Wykle, is no longer employed by the Employer, and Employer chooses to terminate Employee without cause.

7. OTHER ACTIVITIES. Employee shall devote all business time, attention, knowledge and skills solely to the business and interest of Employer, and Employer shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services and advice of Employee. Employee shall not, during the term of this Agreement be employed by or contract to provide services to any other person or engage in any other business or trade, nor shall employee use or take for Employee's person benefit any position which conflicts with or is contrary to any position which would be beneficial to Employer. Nothing in this Agreement, however, shall limit Employee's right to invest in publicly traded securities, to engage in any business with the written consent of Employer, or to engage in civic and charitable activities.

8. BENEFITS. Employee shall be entitled to benefits according to Employer's stated policy, as amended from time to time.

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

9. TERMINATION. Employer may terminate this Agreement at any time without advance notice for cause. For the purpose of this Agreement "cause" is defined as:

            (i) a breach of this Agreement or any policy, rule, instruction, or order of Employer; any act or omission by Employee, which involves moral turpitude, gross negligence, dishonesty, bad faith, conflict of interest, intentionally lying to Employer, taking action prohibited by Employer, or breach of fiduciary duty:
            (ii) violation of any law or regulation applicable to the business of the Employer;
            (iii) repeated neglect of duties; or
            (iv) failure to follow any lawful directive from the Chief Executive Officer or Board of Directors.

            Furthermore, this Agreement shall terminate immediately upon Employee's death or disability, but such termination shall not affect any previously vested right of Employee to receive disability payments in accordance with any applicable plan for a disability which arises while this Agreement is in effect. Either party may upon ninety (90) days prior written notice terminate this Agreement without cause. If Employer terminates without cause, the decision shall be made either by Allen D. Wykle, personally, or Employer's Board of Directors.

10. CONFIDENTIAL AND PROPRIETARY INFORMATION. In the course of this employment, Employee will be exposed to certain confidential and proprietary information of Employer and its Customers. Employee shall not reproduce or remove from any premises any such information without the express written consent of Employer. Any such information acquired by Employee shall be promptly delivered to Employer if in tangible form, unless specific written consent is received from Employer. Employee shall not at any time or in any manner, disclose to any Person, nor in any way use to his benefit or that of any other person, any information concerning any matters affecting or relating to the business of Employer, including any of its Customers, the prices it obtains or at which it offers its products or services, or the sources of and/or prices it pays for any supplies, material, services or technical assistance, or any other information concerning the finances or business of Employer or any of its Customers, without regard to whether any of foregoing matters would otherwise be considered confidential or trade secrets, the parties agreeing that these matters are important, material and confidential and gravely affect the successful conduct of Employee's business and goodwill, and that any breach of the terms of this Section shall be a material breach of this Agreement and result in irreparable harm to Employer. Employee further agrees that upon termination or expiration of this Agreement for any reason, Employer shall immediately deliver to Employer any and all information, documents, agreements, data, work product, customer lists, notes and the like of Employer or relating to Employer's business. The duties and restrictions on Employee in this Section shall survive the expiration or termination of this Agreement and remain in full force and effect for so long as Employer continues in business.

11. COVENANT NOT TO COMPETE. In consideration of the employment of Employee or in the event Employee is entering into this Agreement after having been an employee, either with a prior contract or no contract, then in consideration of continued employment, the benefits of this Agreement and other good and valuable consideration, the Employee independently convenants and agrees with Employer, each of which said convenants shall be independent of any severable from each other and each of which shall continue in force for the specified

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

      duration irrespective of the completion and performance of all other obligations between the parties hereto, that:

      (a)   Employee will NOT during the term of Employee's employment,  not one
            (1) year immediately following the termination of employment, compete with Employer within the geographical limits of the Territory.

      (b) Employee will NOT, during the term of Employee's employment nor (1) year immediately following the termination thereof, directly or indirectly, for Employee, or in conjunction with any other Person, (by disparagement of Employer's business or otherwise), do business with, divert, take away or cause to leave any of the Customers of Employer.

      (c)   Employee will NOT, during the term of Employee's  employment nor one
            (1) year immediately following the termination thereof, directly or indirectly, for Employee, or in conjunction with any other Person (by disparagement of Employer's business or otherwise), employ, solicit, divert or take away any of the Employees of Employer.

      (d) If any of the preceding limitations on the Employee imposed by the preceding subsection "(a)" through "(c)" exceed the maximum limitation permissible under the statutes, laws or precedents of any state wherein it is sought to be enforced against the Employee, then the parties hereto agree that such limitation may and shall be deemed to be amended to conform to the maximum limitation permissible under such statutes, laws or precedents, or in the absence thereof, to such limitations deemed appropriate by any Court of record in the state wherein it is sought to be enforced.

      (e) The Employee acknowledges that a violation on Employee's part of any convenants of this Section and its Subsections or Section 10 or 12, will cause such damage to the Employer as will be irreparable and the exact amount, of which will be impossible to ascertain, and for that reason, the Employee further acknowledges that the Employer shall be entitled, as a matter of course, to an injunction out of any Court of competent jurisdiction, restraining any further violations of the covenant by the Employee, and, pending the hearing and decision on the application for such injunction, the Employer shall be entitled to a Temporary Restraining Order, and waives any request for a bond, or the equivalent thereof, without prejudice to any other remedies available to it. The Employee particularly agrees to the immediate issuance of such Temporary Restraining Order and hereby waives any requirements of notice or objection whatsoever to the issuance of such an Order.

      (f) It is mutually agreed that regardless of whether the Employee leaves the employ of the Employer by Employee's own request or the request of the Employer, or regardless of how or by what manner the employment relationship is terminated (including whether with or without cause), or this contract is terminated or expires, the independent covenants herein contained in this Section and in Sections 10 and 12 shall survive and remain in full force and effect as INDEPENDENT CONVENANTS. Should any provision or covenant in this Agreement be breached by Employer, or be declared void or enforceable by a Court of competent jurisdiction, the remaining covenants remain in full force and effect, each being independent and severable.

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

      (g) During the term of the non-competition covenant, Employee shall give all of Employee's actual and prospective employers written notice of the requirements of the noncompetition covenant. If Employer believes that Employee has failed to provide any actual or prospective employer such notice, Employer may provide such notice, including providing a copy of any or all of this Agreement.

      (h)   Employee acknowledges that:

            (i.)  there was no duress involved in signing this Agreement;
            (ii.) other  employment  options  were  available to Employee at the time of signing this Agreement;
            (iii.)Employee's   covenant  not  to  compete  was  a  material  and
                  necessary inducement to Employer to employ or continue the employment of Employee;
            (iv.) agrees that the  restrictions  imposed  upon  Employee by this
                  Agreement are reasonable in scope and duration and are necessary to serve a legitimate business interest of Employer;
            (v.) Employee acknowledges that the non-conforming loan business is only a part of the overall mortgage loan industry and therefore a restrictive covenant limited to the primary business operation as defined herein would not prevent Employee from earning a livelihood in the overall mortgage loan industry; and
            (vi.) Employee  has  had  an  opportunity  to  have  this  Agreement reviewed by legal counsel of Employee's choice.

      (i) Employee represents and warrants that his employment by Employer does not and will not breach any agreement or duty which Employee has to any other Person to keep in confidence any confidential information belonging to others or not to compete with others.

12. INTELLECTUAL PROPERTY RIGHTS. Employee acknowledges that the proprietary rights to any original works, concepts, software, manuals, programs, routines, inventions, trademarks, service marks, and trade names made, developed, or conceived by Employee, whether singularly or in conjunction with another Person, during the term of this Agreement (collectively "inventions") shall be the property of Employer. Accordingly, Employee agrees as follows:

      (a) Employee hereby assigns, and shall assign in the future, any and all of Employee's rights in order to all inventions.

      (b) Employee shall promptly disclose in writing to Employer any invention. If requested by Employer, Employee will execute, file and prosecute any and all applications and assignments necessary or proper to vest in Employer the complete rights in and to any inventions.

      (c) If Employer chooses to pursue any patent or other application for any invention, Employer shall bear all costs and fees in connection with the application.

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

      (d) If Employer declines in writing to pursue any patent or other application for an invention, Employee may with the written consent of Employer pursue the application in Employee's own name and at Employee's own expense, provided that Employer shall have A perpetual, world-wide, royalty-free license and right to use, or to adapt and develop in any way, any and all inventions, whether or not protectable under any applicable law.

      (e) Upon the termination of this Agreement for any reason, Employee shall deliver to Employer any and all notes, records, documents and other material relating to any completed or incomplete inventions which Employee worked on prior to such termination.

      (f) Except as set forth on Schedule C attached to and incorporated in this Agreement, Employee shall not assert any rights to any inventions as having been made or acquired by Employee prior to being employed by Employer, or since then and not covered by this Agreement.

      (g) Employee need not assign to Employer any rights to any invention, etc. Wholly conceived and developed by Employee after the termination of this Agreement, unless the conception or development of such invention, etc. involves the use of confidential or proprietary information obtained by Employee while employed by Employer.

13. GOVERNING LAW AND FORUM. All questions regarding this Agreement shall be governed by the laws of Virginia, except that in the case of an issue regarding the reasonableness of any restrictive covenants in Sections 10, 11 or 12 of this Agreement, the parties agree to apply the law of the state wherein Employer files legal action to enforce any restrictive covenant. Any suit relating to this Agreement must be brought in the Circuit or General District Courts of the City of Virginia Beach, Virginia, provided, however, Employer may file legal action in connection with the enforcement of any of the restrictive convenants contained in this Agreement in any state or federal court where Employer in its discretion deems it appropriate for its protection.

14. SUCCESSORS AND ASSIGNS. This agreement shall be finding upon and inure to the benefit of the parties and their heirs, personal representatives, successors and assigns.

15. ASSIGNABILITY. The rights and obligations of the Employee under this Agreement may not be assigned or delegated. The rights and obligations of the Employer may be assigned or delegated without the consent of Employee.

16. OFFSETS AGAINST COMPENSATION. Upon termination of this Agreement, Employee authorizes Employer to offset against any compensation or other amounts owning to Employee any sums that Employee owes to Employer, evidenced in writing.

17. NOTICES. Any notice or other communication required or permitted by this Agreement shall be in writing and shall be considered given when hand delivered or deposited in the United States mail, postage prepaid, via first class or certified mail, and addressed to Employer at its administrative headquarters and to Employee at his residence, as indicated by the records of the Employer.

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19.   NUMBER AND GENDER.  Whenever used in this  Agreement,  the singular  shall include the plural, and the plural shall include the singular.

20. SEVERABILITY. If any provision of this Agreement is determined to be unenforceable, the remainder of this Agreement shall be construed and enforced as if the unenforceable provision had not been contained in this Agreement, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

21. ENTIRE AGREEMENT. This Agreement is intended to be a complete, exclusive and final expression of the parties' agreement concerning Employee's employment, merging and replacing all prior negotiations, offers, representations, warranties and agreements. To the extent that Employee was employed by Employer prior to the date of this Agreement this Agreement is in confirmation of the agreements previously reached and under which the parties have been working. No course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the term of this Agreement.

22. MODIFICATION AND WAIVER. The provisions of this Agreement may not be modified for waived, including the waiver of the provisions of this Section, except by a written instrument, signed by the party against whom such modification or waiver is sought to be enforced.

23. SURVIVAL. Any provision of this Agreement which imposes any obligation upon Employee which may extend beyond the term of this Agreement shall survive the termination of this Agreement.

24. THIRD PARTY BENEFICIARIES. The provisions of this Agreement are intended to benefit only the parties to this Agreement. No person not a party to this Agreement shall be deemed to be a third party beneficiary of this Agreement, nor shall any such person be empowered to enforce the provisions of this Agreement, except to the extent such a person becomes a permitted assignee of one of the parties.

25. COST OF ENFORCEMENT. In the event of a dispute or litigation relating to this Agreement, each party shall pay their own costs and expenses, including legal fees.

26. CHANGE OF POSITION. The parties hereto acknowledge that during the course of employment of Employee, the Employee's job, location, classification, or pay may from time to time change by mutual agreement. It is understood and agreed, that such change shall not cause this Agreement to be terminated unless such termination is agreed to in writing by Employer; and it is further agreed that the independent covenants contained in Sections 10, 11 and 12 shall survive any such changes and remain in fall force and effect unless and until Employer, in writing by Employer, in writing, expressly consents or agrees to terminate them.

26. NON-WAIVER. The failure of the Employer at any time to require, the performance by the Employee of any of the provisions, covenants and conditions hereof shall in no way affect its right thereafter to enforce the same, nor shall the waiver by the Employer of any breach of this Agreement, term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach of any agreement, term, provision, covenant or condition. The

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

      failure by Employer to performance by any other employee of any provision, covenant or condition in that employee's employment shall in no way affect Employer's right to enforce this Agreement or any covenant herein.

            WITNESS the following signatures and seals:


                                  EMPLOYER:

                                  APPROVED FINANCIAL CORPORATION


                                  By:  /s/ Allen D. Wykle
                                      -----------------------------------
                                          Allen D. Wykle
                                  Title:  President and Chief Executive Officer


                                  EMPLOYEE:

                                  /s/ Eric S. Yeakel
                                  ---------------------------------------
                                  Eric S. Yeakel

--------------------------------------------------------------------------------

                                    SCHEDULES

--------------------------------------------------------------------------------

                                   SCHEDULE A

                            SPECIFIC DUTIES ASSIGNED
                     UPON EXECUTION OF EMPLOYMENT AGREEMENT
                     --------------------------------------

      The parties acknowledge that Employer may assign new duties and revise existing duties from time to time without the need to amend this Schedule or the Employment Agreement. If additional specific duties are assigned upon execution of this Agreement, execution of this they are set forth below. If no additional specific duties are assigned upon execution of this Agreement, then nothing shall be specified below.

      (1) It is mutually agreed that Employee shall serve as a Director and/or Officer of the Employer or its Affiliates as elected to such position(s) by that entity's Shareholders, Members and/or Directors.

                                   SCHEDULE B

                              COMPENSATION SCHEDULE
                              ---------------------

1. BASE COMPENSATION: Eighty-five thousand dollars ($85,000.00) annually, payable in arrears in twenty-four (24) equal semi-monthly payments.

2. GROUP BENEFITS: Employee shall be entitled to group benefits as contained in the stated written policy of the Corporation, which may from time to time be revised.

3. STOCK OPTIONS: To the extent the Corporation adopts any management incentive plan involving the Corporation's stock or options, a committee of the Board of Directors or the Board itself will determine the participants pursuant to its authority and the requirements of any plan.

4.    OTHER:

      (a) QUARTERLY BONUS: Employee shall be entitled to a quarterly bonus based on .50 (1/2%) of net profit after taxes to be paid at the end of the month following the quarter. The Bonus is not to exceed $35,000.00.